UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12
REMITLY GLOBAL, INC.
_________________________________________________________________________________________________
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Remitly at a glance

ACTIVE USERS

2.8m

active customers

50%

growth over Q4 2020

CORRIDORS

+2,100

corridors as of Q4 2021

47%

growth over Q4 2020

REVENUE

$459m

2021

78%

growth over 2020

17 Send Countries
+135 Receive Countries & Territories

Illustration as of December 2021

+3.7b

bank accounts

+670m

mobile wallets

~390k

cash pickup locations

A note from Matt, our CEO
2021 was a momentous year for Remitly. We processed over $20 billion in send volume, served 2.8 million customers in Q4, expanded to over 2,100 corridors across the globe, grew revenue by 78% from the prior year, and celebrated our 10 year anniversary.
We’re proud of what we accomplished, but are also deeply aware of the turbulent times that we are navigating. For our customers, employees, partners and broader communities, peace of mind has been hard to find amidst successive waves of the pandemic, conflict in Eastern Europe, an increasingly unstable global geopolitical context, and rising inflation and macroeconomic instability. These trends have been especially difficult for our immigrant customers and their families, but they have nonetheless supported each other even more strongly through these challenging times. It has been an honor to provide them with the means to do this safely, affordably, and reliably through our digital remittance platform.
At the same time, 2021 also continued to be a time of exciting transformation in financial services. The technology around digital payments continues to iterate and evolve rapidly, as do the various use cases supported and regulatory frameworks. Our continued investment in disruptive technologies, our core platform, and our partnerships with the largest payments innovators have allowed us to leverage these trends. It has been deeply gratifying to see customers flock to our ecosystem in response, and then keep returning to us for their international remittance needs.
As we look ahead, we at Remitly remain laser focused on our vision – to transform the lives of immigrants and their families by providing the most trusted financial services on the planet. Our strategy and differentiators are discussed more fully in our Annual Report on Form 10-K and other investor documents. But I would also like to share with you some of the key principles that we adhere to as we seek to fully realize this vision.
First and foremost, trust brings our customers the peace of mind that they deserve and that will keep them coming back to us.
Our customers have largely immigrated to new countries in order to provide a better standard of living for loved ones in their countries of origin. For them, sending remittances is not a luxury but, rather, their primary life purpose. It pays for hospital bills, school fees, homes with proper sanitation or air conditioning, laptops, and shoes that fit. This is why immigrants outperformed World Bank and other analyst expectations by holding steady on remittances sent in 2020 and increasing by over 7% in 20211, even as many of them were disproportionately impacted by pandemic related shutdowns.
However, immigrants sending remittances are used to being overcharged and underserved by the legacy cross border remittance players. In many cases, they are excluded from the formal financial system altogether and are therefore pushed into informal money transfer options that are characterized by astronomical fees and unreliable delivery - all too often their funds arrive substantially diminished, if they arrive at all. One of our core principles at Remitly is to provide these customers with peace of mind through a service that offers fair prices and fast, frictionless, and reliable experiences with a clear delivery promise. We believe that our customers deserve the peace of mind that this brings and that maintaining their trust will keep them coming to us, and coming back to us, for their needs.
To illustrate what I mean, I would like to share with you the story of our customer Fernando. He and his younger sister came to New York from the Dominican Republic in 1990 to join their mother. “My mom would often send money to my grandparents in the Dominican Republic. I learned it was important that we take care of our family,” he said. “I had my first job at 15, began saving and supported myself through college.” By the age of 20, Fernando was sending money to his grandparents to cover their basic expenses.
1 Source: “Remittance Flows Register Robust 7.3 Percent Growth in 2021”, World Bank, November 17, 2021, https://www.worldbank.org/en/news/press-release/2021/11/17/remittance-flows-register-robust-7-3-percent-growth-in-2021

Fernando started using Remitly in 2019. “I use Remitly to transfer the funds because it’s so convenient to send without having to leave my house. The money is debited from my bank account and delivered in cash,” he said. “I always choose the home delivery option because my grandparents are older and I don’t want them to go out of their way (to pick up cash).” Prior to using Remitly, Fernando was having a hard time finding the balance between convenience, speed of transfer, and being able to send in US dollars.
Fernando is an example of millions of customers that have been overcharged and underserved by the legacy cross-border remittance players. Once we delivered his transaction with complete peace of mind, Fernando returned to Remitly regularly. We have seen that like Fernando, most of our customers return to Remitly consistently for years to come after their first transaction. The opportunity to serve immigrants with fair prices and fast, frictionless experiences is immense and we are just getting started.
Second, we work hard on our strategy and talk about it a great deal in our investor discussions, but we also believe that culture eats strategy for breakfast.
“Culture” is often an overused term so let me start by sharing our definition of culture. Culture is the set of habits that allows a group of people to cooperate by assumption rather than by negotiation. It is composed of artifacts, norms, values, and behaviors and it is not what we say, but what we do without asking. Culture serves as the invisible glue that binds together the intangibles (e.g., how we treat each other, how we make decisions, how we serve our customers) with business objectives.
Remitly’s current set of Cultural Values is here: https://www.remitly.com/us/en/home/values. These Cultural Values have evolved and improved over the years. Remitly’s Cultural Values define our ideal interactions; they are not a ‘chest thumping’ list of greatness. Each of us as individuals, teams, and as a company has strengths and weaknesses. We view them as a north star and with a ‘growth mindset’ – an aspiration that we’re each working towards, including me.
Many companies talk about culture, but few take it seriously or work hard to operationalize it effectively. Remitly’s culture is the foundation of our success – and one that is often overlooked and underappreciated by those outside of Remitly. Yet it is one that we’ve invested in since we started the company more than 10 years ago, and it is something that we will continue to invest in for the decades to come.
Third, we aim to create long term and sustainable value for all our stakeholders.
As a company focused on the long term, it’s important to reinforce the rigor we put into our investments, the defensibility of our business, and our long term vision. We believe that focusing on data driven and customer centric investments that produce a high long term return will enable Remitly to achieve unique scale and defensibility in remittances and in financial services for immigrants and their families more broadly.
We have been fortunate enough to find great investors who share this philosophy. We are proud to say that the Series A investors who joined Remitly in 2014 received a return of more than 20x their initial investment. It is our goal to create the same value over the long term for the investors who joined us more recently and for those who join us in the future.
In addition to our investors, we are also deeply aware that Remitly is a part of a community that includes many stakeholders. While our customers are the reason we exist and do what we do, and our investors enable us to serve them, our employees and broader communities are also fundamental to our ability to realize our vision.
We are happy to have been recognized as Workplace of the Year by Geekwire in 2021 and as one of the 2022 100 Best Places to Work in Seattle by Built in Seattle, but we are even happier to have the workforce that powers our ability to achieve our mission and vision. Our employees have made extraordinary contributions over the past 10 years of our existence, and 2021 was no exception as our contact center team braved pandemic conditions to provide outstanding customer support, our engineering team worked hard to support our rapidly growing transaction volumes, and our recruiters hired hundreds of new Remitlians. In appreciation of their vital role and contributions and to align interests for the long term, we provide employees with an industry leading compensation and benefits package that is anchored in making them co-owners in our business. In addition, we also provide our employees with other key benefits including a travel stipend, flexible PTO, inclusive health and wellness options and a diverse, inclusive and flexible workplace.

As a mission driven company, we recognize that our stakeholders extend well beyond our customers, employees, and investors. Our stakeholders also include the broader immigrant communities around the world. In 2021, we joined Pledge 1% (https://pledge1percent.org/) and through Remitly's charitable giving programs, we invest in and support the organizations and coalitions who are committed to improving economic, financial and social inclusion of immigrants and their families. To further our commitment, we launched an extensive ESG materiality assessment and look forward to publishing our first ESG report in Q1 2023.
Fourth is our Vision for the Future: We’re just getting started
2021 was a remarkable year for Remitly. Most importantly, we’re grateful and we were proud to serve 2.8 million active customers in Q4 2021 alone. Our addressable market of over 280 million immigrants sends more than $1.6 trillion in remittances, which means we have a mere 1% of the overall remittance market. We believe more than ever that we’re uniquely positioned to transform the lives of immigrants and their families by providing the most trusted financial services on the planet. And we’re just getting started.

Matt Oppenheimer Co-Founder, Chairman and Chief Executive Officer

Remitly Global, Inc.
___________________________________________________
Notice of Annual Meeting of Stockholders
___________________________________________________
Wednesday, June 1, 2022
10:00 a.m. Eastern Time
Online at www.virtualshareholdermeeting.com/RELY2022
There is no physical location for the Annual Meeting

Items of Business
The principal business of the 2022 annual meeting of stockholders ("Annual Meeting") will be to:
1.Elect two Class I directors for a three-year term;
2.Ratify the appointment of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022 ; and
3.Transact any other business as may properly come before the meeting or any adjournment or postponement thereof.
The Record Date
The record date is April 4, 2022 (the "Record Date"). You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on such Record Date. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.
Dissemination of Materials
This notice of the Annual Meeting, Proxy Statement, and form of proxy are being distributed and made available on or about April 19, 2022.
We are electronically disseminating Annual Meeting materials to our stockholders, as permitted under the "Notice and Access" rules approved by the Securities and Exchange Commission. Stockholders who have not opted out of Notice and Access will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors,
Saema Somalya General Counsel and Secretary
Seattle, WA
April 19, 2022
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on June 1, 2022:
The Notice of Annual Meeting, Proxy Statement and our Annual Report to Stockholders
are available electronically at
www.proxyvote.com

REMITLY GLOBAL, INC.
___________________________________
Proxy Statement
___________________________________

Forward-Looking Statements

This proxy statement includes forward-looking statements. These statements are not historical facts and are based on current expectations, estimates, and projections about our industry, management’s beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates, and uncertainties that are difficult to predict. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021.

QUESTIONS AND ANSWERS
References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement. In this Proxy Statement, we refer to Remitly Global, Inc. as the "Company", “Remitly,” “we,” or “us.”
Why am I receiving these materials?
Our board of directors is making these proxy materials available to you on the Internet or, upon your request, by delivering printed versions of these materials to you by mail, in connection with the solicitation of proxies for use at our 2022 Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment or postponement of the Annual Meeting. The Annual Meeting will be held online on June 1, 2022 at 10:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/RELY2022.
What is included in these materials?
These materials include this Proxy Statement for the Annual Meeting and our Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2021. We are first making these materials available to you on the Internet on or about April 19, 2022.
What is the purpose of the Annual Meeting?
For stockholders to vote on the following proposals:
1.To elect Phillip Riese and Ron Shah as Class I directors for a three-year term each;
2.To ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
3.To transact any other business as may properly come before the Annual Meeting or at any adjournment or postponement thereof.
What does being an “emerging growth company” mean?
We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise generally applicable to public companies. These provisions include:
•An exemption from compliance with the auditor attestation requirement on the effectiveness of our internal control over financial reporting;
•An exemption from compliance with any requirement that the Public Company Accounting Oversight Board may adopt regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statement;
•Reduced disclosure about our executive compensation arrangements and extended transition periods for complying with new or revised accounting standards; and
•Exemptions from the requirements to obtain a non-binding advisory vote on executive compensation or a stockholder approval of any golden parachute arrangement.
We will remain an emerging growth company until the earliest to occur of the following:
•The last day of the fiscal year in which we have more than $1.07 billion in annual revenue;
•The end of the fiscal year in which the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year;
•The issuance, in any three-year period, by us of more than $1.0 billion in non-convertible debt securities; and

PROXY STATEMENT	3

•The last day of the fiscal year ending after the fifth anniversary of our initial public offering.
We intend to take advantage of certain of the available benefits under the JOBS Act. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.
How does the board of directors recommend I vote on these proposals?
Our board of directors recommends that you vote:
•"FOR" the election of Phillip Riese and Ron Shah as Class I directors; and
•"FOR" the ratification of the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2022.
None of our directors or Named Executive Officers have any substantial interest in any matter to be acted upon, other than, with respect to Phillip Riese and Ron Shah, Proposal No. 1.
Who is entitled to vote at the Annual Meeting?
Holders of our common stock as of the close of business on April 4, 2022, the ("Record Date"), may vote at the Annual Meeting. As of the Record Date, there were 166,161,120 shares of our common stock outstanding. Each share of common stock is entitled to one vote. We do not have cumulative voting rights for the election of directors.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC ("AST"), then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability of Proxy Materials was sent directly to you by us. As a stockholder of record, you may vote your shares at the Annual Meeting or by proxy as described below.
If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of shares held in street name. The Notice of Internet Availability and, upon your request, the proxy materials were forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, broker or other nominee on how to vote your shares by following their instructions for voting. You may also vote your shares at the Annual Meeting as described below.
How is the Annual Meeting being held?

The Annual Meeting will be held virtually via live webcast on June 1, 2022 at 10:00 a.m. Eastern Time. Online access to the meeting will begin at approximately 9:45 a.m. Eastern Time. Stockholders will not be able to attend the Annual Meeting in person.
How do I attend the Annual Meeting?

If you were a stockholder of record as of April 4, 2022, you can attend the meeting by accessing www.virtualshareholdermeeting.com/RELY2022 and entering the 16-digit control number on the Proxy Card, Email, Notice of Availability of Proxy Materials or voting instruction form you previously received.

If you would like to enter the meeting as a guest in listen-only mode, please login as a guest at the meeting center at www.virtualshareholdermeeting.com/RELY2022 and enter the information requested on the following screen. Please note you will not have the ability to ask questions or vote during the meeting if you participate as a guest.

4	REMITLY GLOBAL, INC.

What if I encounter technical difficulties or trouble accessing the Annual Meeting?

Beginning fifteen minutes prior to the start of and during the Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.
How can I submit questions at the Annual Meeting?

If you are attending the meeting as a stockholder of record or registered beneficial owner, questions can be submitted by accessing the meeting center at www.virtualshareholdermeeting.com/RELY2022 and entering your control number.
How can I vote my shares?

If you are a stockholder of record, you may vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.
•By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided.
•At the Annual Meeting. You may vote your shares electronically during the Annual Meeting by accessing the meeting center at www.virtualshareholdermeeting.com/RELY2022. You will need the control number located on your proxy card to be able to vote.
Internet and telephone voting will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on Tuesday, May 31, 2022.

If you are a beneficial owner of shares held in street name, you should have received from your bank, broker or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a "voting instruction form" sent by the broker, bank or other nominee. Please follow their instructions carefully. Beneficial owners generally may vote:
•Via the Internet. You may vote by proxy via the Internet by following the instructions on the voting instruction form provided to you by your broker, bank or other nominee.
•By Telephone. You may vote by proxy by calling the toll-free number found on the voting instruction form provided to you by your broker, bank or other nominee.
•By Mail. You may vote by proxy by filling out the voting instruction form and returning it in the envelope provided to you by your broker, bank or other nominee.
•At the Annual Meeting. If you obtained a legal proxy and registered with AST to receive your control number, you may vote your shares electronically during the Annual Meeting by accessing the meeting center at www.virtualshareholdermeeting.com/RELY2022. You will need the control number located on your voting instruction form to be able to vote.
If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, then you hold shares of Remitly Global, Inc. common stock in more than one account. You should vote via the Internet, by telephone, by mail or electronically at the Annual Meeting for all shares held in each of your accounts.
If I submit a proxy, how will it be voted?
When proxies are properly signed, dated and returned, the shares represented by the proxies will be voted in accordance with the instructions of the stockholder. If your proxy is signed and returned but no specific instructions are given, you give authority to Matthew Oppenheimer and Saema Somalya to vote the shares in accordance with the recommendations of our board of directors as described above. If any director nominee is not able to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee, unless our board of directors chooses to reduce the number of directors serving on our board of directors. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, then the proxy

PROXY STATEMENT	5

holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy.
Can I change my vote or revoke my proxy?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy before it is exercised by:
•Timely written notice to our Corporate Secretary;
•Timely delivery of a valid, later-dated proxy or a later-dated vote by telephone or on the Internet; or
•Voting electronically at the Annual Meeting.
If you are a beneficial owner of shares held in street name, you should follow the instructions of your bank, broker or other nominee to change or revoke your voting instructions. You may also vote electronically at the Annual Meeting as described above.
What constitutes a quorum at the Annual Meeting?
The presence, by participation through the virtual meeting center or by proxy, of the holders of a majority in voting power of the shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented to conduct business at the Annual Meeting. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or Internet, or if you attend the Annual Meeting via our virtual meeting center.
Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on so-called "routine" proposals, including the ratification of the appointment of our independent registered public accounting firm, even if they do not receive voting instructions from you.
What is the voting requirement to approve each of the proposals?
Provided that there is a quorum, the voting requirements are as follows:

Proposal	Vote Required	Effect of Abstentions and/or Withhold Votes	Effect of Broker Non-Votes
Election of directors	Plurality of votes cast	None	N/A
Ratification of appointment of independent registered public accounting firm	Majority of votes cast	None	None
Where can I find a list of stockholders entitled to vote at the Annual Meeting?
A list of stockholders of record will be available during the Annual Meeting for inspection by stockholders of record for any legally valid purpose related to the Annual Meeting at www.virtualshareholdermeeting.com/RELY2022.
What is the impact of abstentions, withhold votes and broker non-votes?
Abstentions, withhold votes and broker non-votes are considered "shares present" for the purpose of determining whether a quorum exists, but will not be considered votes properly cast at the Annual Meeting and will have no effect on the outcome of the vote. Under the rules of the New York Stock Exchange, without voting instructions from beneficial owners, brokers will have discretion to vote on so-called "routine" proposals, including the ratification of the appointment of the independent registered public accounting firm, but not on "non-routine" proposals, including the election of directors. Therefore, in order for your voice to be heard, it is important that you vote.

6	REMITLY GLOBAL, INC.

Who pays for the cost of this proxy solicitation?
We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.
Where can I find the voting results of the Annual Meeting?
We will disclose voting results on a Current Report on Form 8-K that we will file with the Securities and Exchange Commission, or SEC, within four business days after the Annual Meeting.
Why did I receive a Notice of Internet Availability of Proxy Materials rather than a full set of proxy materials?
In accordance with the SEC rules, we have elected to furnish our proxy materials, including this Proxy Statement and the Annual Report, primarily via the Internet rather than by mailing the materials to stockholders. The Notice of Internet Availability of Proxy Materials provides instructions on how to access our proxy materials on the Internet, how to vote, and how to request printed copies of the proxy materials. Stockholders may request to receive future proxy materials in printed form by following the instructions contained in the Notice of Internet Availability of Proxy Materials. We encourage stockholders to take advantage of the proxy materials on the Internet to reduce the costs and environmental impact of our Annual Meeting.
I share an address with another stockholder, and we received only one paper copy of the proxy materials or Notice. How may I obtain an additional copy?

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report to stockholders and other proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps in conserving natural resources.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report to stockholders and other proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of our annual report to stockholders and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.

To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report to stockholders and other proxy materials, you may contact telephone toll-free 1-866-540-7095 or write to Broadridge Financial Services, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Stockholders sharing an address who wish to receive a single set of reports may do so by contacting their banks or brokers, if they are beneficial holders, or by contacting Broadridge at the address set forth above, if they are record holders.
How can I obtain Remitly's Form 10-K and other financial information?
Stockholders can access our Annual Report, which includes our Form 10-K for the year ended December 31, 2021, and other financial information, on our website at https://ir.remitly.com/. Alternatively, stockholders can request a paper copy of the Annual Report by writing to: Remitly Global, Inc., 1111 Third Avenue, Suite 2100, Seattle, WA 98101, Attention: Corporate Secretary.
How do I submit a stockholder proposal for consideration at next year's annual meeting of stockholders?
For a proposal to be included in our proxy statement for the 2023 annual meeting of stockholders pursuant to Rule 14a-8, you must submit it no later than December 20, 2022. Your proposal must be in writing and comply

PROXY STATEMENT	7

with the proxy rules of the SEC. You should send your proposal to: Remitly Global, Inc., 1111 Third Avenue, Suite 2100, Seattle, WA 98101, Attention: Corporate Secretary.
You also may submit a proposal outside of Rule 14a-8 that you do not want included in the proxy statement but that you want to raise at the 2023 annual meeting of stockholders. We must receive this type of proposal in writing on or after February 1, 2023, but no later than March 3, 2023.
As detailed in our Bylaws, to bring a proposal other than the nomination of a director before an annual meeting of stockholders, your notice of proposal must include: (i) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the text of the proposed amendment), the reasons for conducting such business at the annual meeting and any material interest of such stockholder or beneficial owner, including anticipated benefit to any such person therefrom; and (ii) a description of all agreements, arrangements and understandings between or among any such stockholder or beneficial owner and any of its respective affiliates or associates, on the one hand, and any other person or persons, on the other hand, (including their names) in connection with the proposal of such business by such stockholder or beneficial owner.
How do I recommend a director nominee?
If you wish to nominate an individual for election as director at the 2023 annual meeting of stockholders, we must receive your written nomination on or after February 1, 2023 , but no later than March 3, 2023. You should send your proposal to: Remitly Global, Inc., 1111 Third Avenue, Suite 2100, Seattle, WA 98101, Attention: Corporate Secretary.
As detailed in our Bylaws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (i) the name, age, business address and residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; (iii) the class, series and number of any shares of Remitly Global, Inc. stock that are owned of record and beneficially by each such nominee (if any) or any associated person; (iv) the date or dates such shares were acquired and the investment intent of such acquisition; (v) all other information relating to such person that would be required to be disclosed in solicitations or proxies for election of directors in an election contest (even if an election contest is not involved), or would otherwise required, in each case pursuant to and in accordance with Section 14(a) under the Exchange Act and the rules and regulations promulgated thereunder; (vi) the consent of the nominee to being named in the proxy statement as a nominee, the public disclosure of information regarding or related to such person provided to the Company by such person and to serving as a director if elected; (vii) whether such nominee meets the independence requirements of the Nasdaq; (viii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the nominating stockholder or any of its respective affiliates and associates, on the one hand, and proposed nominee, and his or her respective affiliates and associates, on the other hand, including information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the nominating stockholder or any of its respective affiliates and associates were the "registrant" for purposes of the rule and the nominee were a director or executive officer of such registrant; and (ix) a completed and signed questionnaire, representation and agreement required by the Bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee.

8	REMITLY GLOBAL, INC.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The number of directors is fixed by our board of directors, subject to the terms of our amended and restated certificate of incorporation and restated bylaws. Our board of directors currently consists of 10 members and will be reduced to 8 members immediately after this Annual Meeting. Currently serving members of our board of directors will continue to serve as directors until their resignations, until their terms expire and they do not stand for re-election, or until their successors are duly elected by the holders of our common stock.
Classified Board of Directors
Our board of directors is divided into three classes of directors that serve on staggered three-year terms. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then-expiring. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Directors in Class I are standing for election at this Annual Meeting, while directors in Class II and Class III will stand for election at the 2023 annual meeting and the 2024 annual meeting, respectively.
Our board of directors, upon the recommendation of our nominating and corporate governance committee, has nominated Phillip Riese and Ron Shah for election as Class I directors. If elected at this Annual Meeting, the Class I directors will serve until the 2025 Annual Meeting and until their successors are elected and qualified, or, if earlier, their resignation or removal. The terms of William Bryant and Charles Stonecipher will expire as of this Annual Meeting and they will not stand for re-election.
We evaluated the independence of our directors based on the listing standards of Nasdaq, which is where our common stock is listed, and concluded that each director, except Mr. Oppenheimer and Mr. Hug, is independent.
Class I Director Nominees
Phillip Riese, 72, has served as a member of our board of directors since December 2016 and is our lead independent director. Mr. Riese has served on the board of Flywire Corporation since August 2013 and also currently serves on several privately held companies. From 1980 to 1998, Mr. Riese served as President, Consumer Card Services and Chairman of American Express Centurion Bank for American Express Financial Corporation, a multinational financial services corporation. From 1977 to 1980, Mr. Riese served as the Division Executive and Vice President, Merchant Services for Chase Bank. Mr. Riese holds an S.M. from Massachusetts Institute of Technology, an M.B.A. from the University of Cape Town and a B. Com. in Textile Engineering and Economics from Leeds University. We believe Mr. Riese is qualified to serve as a member of our board of directors because of his extensive financial industry experience and his knowledge of technology companies.
Ron Shah, 38, has served as a member of our board of directors since April 2016. Mr. Shah has served as Partner of Stripes, LLC, a venture capital firm, since 2007, and currently serves on the board of several privately held companies. Mr. Shah holds a B.A. in Philosophy from Duke University. We believe Mr. Shah is qualified to serve as a member of our board of directors because of his extensive experience in the venture capital industry and his knowledge of technology companies.
Class II Continuing Directors
Bora Chung, 49, has served as a member of our board of directors since November 2020. Since December 2018, Ms. Chung has served as Chief Experience Officer for Bill.com Holdings, Inc., a cloud-based software company that automates back-office financial operations for small and midsize businesses. Prior to joining Bill.com, Ms. Chung served as Chief Product Officer for eBay Korea Co. Ltd., a subsidiary of eBay Inc. and an online

PROXY STATEMENT	9

marketplace, from September 2016 to November 2018, and as Vice President, Product Management for eBay Inc., a multinational e-commerce corporation, from December 2014 to August 2016. Ms. Chung also previously served as the Director of Worldwide Payments and Financing for Apple Online Stores at Apple Inc., a multinational technology company, from October 2010 to December 2014. Ms. Chung holds an A.B. in Economics from Harvard University and a M.B.A. from the Stanford University Graduate School of Business. We believe Ms. Chung is qualified to serve as a member of our board of directors because of her extensive industry experience, as well as her experience serving as an officer of public companies.
Laurent Le Moal, 51, has served as a member of our board of directors since October 2017. Since September 2019, Mr. Le Moal has served on the Executive Team of Prosus N.V., the international assets division of Naspers Group, a global internet and entertainment group, and as Chief Executive Officer of PayU, a payments and financial technology company division of Naspers Group, since January 2016. Mr. Le Moal has also served as a member of the Global Future Council on the Future of Financial and Monetary Systems of the World Economic Forum since October 2019. From September 2004 to July 2015, Mr. Le Moal was employed at PayPal Holdings, Inc., an online payments company, in various capacities, including most recently as Vice President and Managing Director for Continental Europe, Russia, Middle East and Africa. Mr. Le Moal has served as a director of Monese Ltd, a U.K. digital bank from October 2017 until April. Mr. Le Moal received an M.B.A. from the London Business School, a Master in International Management from HEC School of Management in Paris, France and a Master in International Management from Universita Commerciale Luigi Bocconi in Milan, Italy. We believe Mr. Le Moal is qualified to serve as a member of our board of directors because of his extensive industry experience.
Nigel Morris, 63, has served as a member of our board of directors since July 2021. Since January 2008, Mr. Morris has served as Managing Partner of QED Investors, a venture capital fund. Previously, Mr. Morris served as Co-Founder, President and Chief Operating Officer of Capital One Financial Corporation, a bank holding company, from January 1994 to January 2004. Mr. Morris currently serves on the board of several privately held companies. Mr. Morris received an M.B.A. from the London Business School and a Bsc in Psychology from the University of East London. We believe Mr. Morris is qualified to serve as a member of our board of directors because of his extensive financial industry experience and his knowledge of the finance industry.
Class III Continuing Directors
Joshua Hug, 43, co-founded our company in 2011 and has served as our Chief Operating Officer since October 2016 and as a member of our board of directors since November 2011. Mr. Hug previously served as our Chief Product Officer from November 2011 to October 2016. Prior to co-founding Remitly, Mr. Hug led Shelfari at Amazon.com, Inc., a multinational technology company, from August 2008 to October 2011. Mr. Hug co-founded Shelfari, a private social cataloging website, and served as its Chief Executive Officer from May 2006 to August 2008 prior to its acquisition by Amazon. Mr. Hug holds a B.S. in Computer Science and B.A. in Mathematics from Whitworth University. We believe that Mr. Hug is qualified to serve on our board of directors because of his deep product and industry experience and his service and experience as our co-founder and Chief Operating Officer.
Matthew Oppenheimer, 39, co-founded our company in 2011 and serves as our Chief Executive Officer and a member of our board of directors. Prior to co-founding Remitly, Mr. Oppenheimer worked for Barclays plc, a multinational bank and financial services company, from August 2009 to May 2011. Mr. Oppenheimer currently serves on the board of directors of BECU, a credit union. Mr. Oppenheimer holds an M.B.A. from Harvard Business School and a B.A. in Psychology from Dartmouth College. We believe that Mr. Oppenheimer is qualified to serve on our board of directors because of his banking industry experience and his service and experience as our co-founder and Chief Executive Officer.
Margaret M. Smyth, 58, has served as a member of our board of directors since May 2021. Ms. Smyth has also served on the board of directors of Etsy, Inc., an e-commerce website, since June 2016, on the board of directors of Frontier Communications, a telecommunications company, since June 2021, on the board of directors of Lilium GmbH, an aerospace company, since September 2021, and currently serves on other privately held company boards as well. Ms. Smyth has served as the U.S. Chief Financial Officer of National Grid plc, a multinational energy company between October 2014 and June 2021. Prior to that, Ms. Smyth was Vice President of Finance at ConEdison, Inc., an energy company, from August 2012 through September 2014.

10	REMITLY GLOBAL, INC.

Earlier in her career, Ms. Smyth served as a Senior Managing Partner at Deloitte & Touche and Arthur Andersen. Ms. Smyth also served on the board of directors of Vonage Holdings Corp., a cloud based communications provider from September 2012 to June 2016. Ms. Smyth holds an M.S. in Accounting from NYU Stern School of Business and a B.A. in Economics from Fordham University. Ms. Smyth is also experienced in advancing sustainability accounting practices and is a Sustainability Accounting Standards Board (“SASB”) FSA Credential Holder. We believe that Ms. Smyth is qualified to serve on our board of directors because of her deep experience in public company finance, accounting and strategic planning and her significant international experience and leadership through her service as an executive and director of global public companies.

The Board recommends a vote "FOR" the election of Mr. Riese and Mr. Shah as Class I directors.

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CORPORATE GOVERNANCE
Appointment of Officers
Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no family relationships between any of our directors or executive officers.
Board Composition and Classification
Our board of directors, which is divided into three classes, currently consists of 10 members and will be reduced to 8 members immediately after this Annual Meeting. The number of directors is fixed by our board of directors, subject to the terms of our amended and restated certificate of incorporation and restated bylaws. Each class consists, as closely as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on our board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is duly elected and qualified. Currently serving members of our board of directors will continue to serve as directors until their resignations or until their successors are duly elected by the holders of our common stock. The currently serving directors on our board of directors and their respective class is set forth above in Proposal No. 1.
The table below provides certain information regarding the composition of our board of directors. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (as of March 1, 2022)

Board Size:
Total Number of Directors
	Female	Male	Non-Binary	Gender Undisclosed
Gender:
Number of Directors Based on Gender Identity	2	8
Number of Directors Who Identify in Any of the Categories Below:
African American or Black
Alaskan Native or Native American
Asian	1	2
Hispanic or Latino/Latina
Native Hawaiian or Pacific Islander
White	1	6
Two or More Races or Ethnicities
LGBTQ+
Demographic Background Undisclosed

12	REMITLY GLOBAL, INC.

Director Independence
Our common stock is listed on Nasdaq. Under the rules of Nasdaq, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In its most recent review, our board of directors determined that all of our non-employee directors are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq.
Additionally, directors serving as talent and compensation committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a talent and compensation committee member.
Our audit and risk committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors conducts an annual review of the independence of each director and considers whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. In making these determinations, our board of directors reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related-Party Transactions.”
Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management process. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our executive officers are responsible for the day-to-day management of the material risks we face. Our board of directors administers its oversight function directly as a whole. Our board of directors also administers its oversight through various committees that address risks inherent in their respective areas of oversight. For example, our audit and risk committee is responsible for overseeing the management of risks associated with our financial reporting, accounting and auditing matters, as well as compliance and cybersecurity. The audit and risk committee also oversees enterprise risk management, which provides the framework for how the executives officers and the Company manage the day-to-day material risks. Our talent and compensation committee oversees the management of risks associated with our compensation policies and programs. Our nominating and corporate governance committee oversees the management of risks associated with director independence, conflicts of interest, composition and organization of our board of directors, and director succession planning.
Board Leadership Structure
In accordance with our corporate governance guidelines, our board of directors does not have a policy as to whether the offices of the chair of the board of directors and Chief Executive Officer should be separate. Our board of directors, in consultation with our nominating and corporate governance committee, believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership for the Company. If the chairperson of our board of directors is our

PROXY STATEMENT	13

Chief Executive Officer, our board of directors will designate a lead independent director, who will actively participate in setting agendas for meetings of our board of directors and preside at executive sessions of our board of directors. Our nominating and corporate governance committee will periodically consider leadership structure of our board of directors and make recommendations to change the structure as it deems appropriate.
The board of directors believes that its current leadership structure, with Mr. Oppenheimer serving as the chairman and Chief Executive Officer and Mr. Riese serving as the lead independent director, is appropriate because it enables the board of directors, as a whole, to engage in oversight of management, promote communication and collaboration between management and the board of directors, and oversee governance matters. In addition, the board of directors benefits from the perspective and insights of Mr. Riese and Mr. Oppenheimer as a result of their extensive experience in the financial services and technology industries.
Board Meetings and Committees
Our board of directors met eight times during 2021. Our board of directors has an audit and risk committee, a talent and compensation committee, and a nominating and corporate governance committee, each of which has the composition and responsibilities described below. Members serve on these committees for such term or terms as our board of directors may determine or until their earlier resignations or death. Each committee is governed by a written charter. In 2021, each director attended at least 75% of the meetings of our board of directors and the committees on which he or she serves. Each committee charter is posted on our website at https://ir.remitly.com/corporate-governance/governance-overview. From time to time, our board of directors may also establish other, special committees when necessary to address specific issues. During 2021, our audit and risk committee met nine times, our talent and compensation committee met five times, and our nominating and corporate governance committee met once.
Audit and Risk Committee
Our audit and risk committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company's corporate accounting and financing reporting processes and audits, is currently composed of Ms. Smyth, Mr. Bryant, and Mr. Stonecipher. Mr. Bryant and Mr. Stonecipher will not be standing up for election as Class I directors in the Annual Meeting. Subject to the election of the proposed director slate and board approval, the audit and risk committee will be composed of Ms. Smyth, Mr. Riese, and Ms. Chung following the Annual Meeting. Ms. Smyth is currently the chair of our audit and risk committee and will continue to serve in that role.
The members of our audit and risk committee meet the independence requirements under Nasdaq and SEC rules. Each member of our audit and risk committee is financially literate. In addition, our board of directors has determined that Ms. Smyth is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not, however, impose any supplemental duties, obligations, or liabilities beyond those that are generally applicable to the other members of our audit and risk committee and board of directors.
Our audit and risk committee’s principal functions are to assist our board of directors in its oversight of:
•Selecting a firm to serve as our independent registered public accounting firm to audit our consolidated financial statements;
•Ensuring the independence of the independent registered public accounting firm;
•Discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
•Establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;
•Considering the adequacy of our internal controls and internal audit function;
•Reviewing related-party transactions that are material or otherwise implicate disclosure requirements; and

14	REMITLY GLOBAL, INC.

•Approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm;
•Reviewing major financial risks and enterprise exposures and the steps management has taken to monitor or mitigate such risks and exposures;
•Reviewing cybersecurity, data privacy and other information technology risks, controls and procedures; and
•Reviewing compliance programs and risk exposures related to legal and regulatory matters and requirements.
Talent and Compensation Committee
Our talent and compensation committee is composed of three members, Mr. Shah, Ms. Chung and Mr. Riese, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act. Subject to the election of the proposed director slate and board approval, the talent and committee committee will be composed of Mr. Shah and Mr. Le Moal following the Annual Meeting. Mr. Shah is currently the chair of our talent and compensation committee and will continue to serve in that role.
The primary purpose of the talent and compensation committee is to discharge the responsibilities of our board of directors with respect to compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management. The members of our talent and compensation committee meet the independence requirements under Nasdaq and SEC rules. Each member of this committee is also a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.
Our talent and compensation committee is responsible for, among other things:
•Reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•Reviewing and approving, or recommending that our board of directors approve, the terms of any compensatory agreements with our executive officers;
•Reviewing and recommending to our board of directors the compensation of our directors;
•Administering our stock and equity incentive plans;
•Reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and
•Establishing our overall compensation philosophy.
Nominating and Corporate Governance Committee
Our nominating and governance committee, which was formed in connection with our initial public offering in September 2021, is composed of Mr. Morris and Mr. Shah. Mr. Morris is the chair of our nominating and governance committee. The members of our nominating and governance committee meet the independence requirements under Nasdaq and SEC rules.
Our nominating and governance committee’s principal functions include:
•Identifying, considering, and recommending candidates for membership on our board of directors;
•Developing and recommending corporate governance guidelines and policies;
•Recommending directors to serve on board committees;
•Reviewing and recommending to our board of directors any changes to our corporate governance principles;
•Reviewing proposed waivers of the code of conduct for directors and executive officers;
•Overseeing the process of evaluating the performance of our board of directors;
•Advising our board of directors on corporate governance matters; and
•Overseeing the Company's environmental, social, and governance strategies and initiatives.

PROXY STATEMENT	15

Talent and Compensation Committee Interlocks and Insider Participation
None of the members of the talent and compensation committee is currently, or has been at any time, one of our officers or employees. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board or talent and compensation committee during the year ended December 31, 2021.
Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines to reflect the board of directors' strong commitment to sound corporate governance practices and to encourage effective policy and decision making at both the board of directors and management level, with a view to enhancing long-term value for our stockholders. The corporate governance guidelines are intended to assist the board of directors in the exercise of its governance responsibilities and serve as a framework within which our board of directors may conduct its business. The corporate governance guidelines are subject to periodic reviews and changes by our board of directors and the nominating and corporate governance committee, and are posted on the investor relations page on our website at https://ir.remitly.com/.
Code of Business Conduct and Ethics
Our board of directors has adopted, effective prior to the completion of this offering, a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive officers. The full text of our code of business conduct and ethics will be posted on the investor relations page on our website at https://ir.remitly.com/. We intend to disclose any amendments to our code of business conduct and ethics, or waivers of its requirements, on our website or in filings under the Exchange Act.
Communications with Directors
Interested parties may communicate with our board of directors or with an individual director by writing to our board of directors or to the particular director and mailing the correspondence to: Remitly Global, Inc., 1111 Third Avenue, Suite 2100, Seattle, WA 98101, Attention: Corporate Secretary. The Corporate Secretary will promptly relay to the addressee all communications that the Corporate Secretary determines require prompt attention and will regularly provide our board of directors with a summary of all substantive communications.
Board Qualifications
Our board of directors has delegated to our nominating and corporate governance committee the responsibility for recommending to our board of directors the nominees for election as directors at the annual meeting of stockholders and for recommending persons to fill any vacancy on our board of directors. Our nominating and corporate governance committee selects individuals for nomination to our board of directors based on the following criteria. Nominees for director must:
•Possess fundamental qualities of intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility.
•Have a genuine interest in the Company and recognition that as a member of our board of directors, each director is accountable to all of our stockholders, not to any particular interest group.

16	REMITLY GLOBAL, INC.

•Have a background that demonstrates an understanding of business and financial affairs.
•Have no conflict of interest or legal impediment that would interfere with the duty of loyalty owed to the Company and our stockholders.
•Have the ability and be willing to spend the time required to function effectively as a director.
•Be compatible and able to work well with other directors and executives in a team effort with a view to a long-term relationship with the Company as a director.
•Have independent opinions and be willing to state them in a constructive manner.
Directors are selected on the basis of talent and experience. Diversity of background, including diversity of gender, race, ethnic or geographic origin and age, and experience in business, government and education and in engineering, computer software, technology and other areas relevant to our activities are factors in the selection process. As a majority of our board of directors must consist of individuals who are independent, a nominee's ability to meet the independence criteria established by Nasdaq is also a factor in the nominee selection process.
For a better understanding of the qualifications of each of our directors, we encourage you to read their biographies set forth in this proxy statement.
Director Nominations
The nominating and corporate governance committee will consider candidates for director recommended by stockholders so long as the recommendations comply with our Certificate of Incorporation and Bylaws and applicable laws, rules and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our Bylaws, our corporate governance guidelines, and the regular nominee criteria described above. Stockholders wishing to recommend a candidate for nomination should comply with the procedures set forth in the section above entitled "Questions and Answers - How do I recommend a director nominee?"
Attendance at Annual Meeting
Directors are expected to attend our annual meetings of stockholders. The 2022 Annual Meeting will be our first annual meeting of stockholders.
Related-Party Transaction Policy
Our audit and risk committee has the primary responsibility for reviewing and approving or ratifying transactions with related parties. Our audit and risk committee has adopted a formal Related-Party Transaction Policy, pursuant to which the audit and risk committee reviews all transactions that must be reported under applicable rules of the SEC. The audit and risk committee must approve or ratify any covered related-party transaction for it to be consummated or continue.
Our audit and risk committee reviews these related-party transactions as they arise and are reported to our audit and risk committee. Our audit and risk committee also reviews materials prepared by our board of directors and our executive officers to determine whether any related-party transactions have occurred that have not been reported. In reviewing any related-party transaction, our audit and risk committee is to consider all relevant facts and circumstances, including the aggregate dollar value of the transaction, the related party's relationship to us and interest in the transaction, and the benefits to us of the transaction. Our audit and risk committee determines, in its discretion, whether the proposed transaction is in the best interests of us and our stockholders. If the related party is, or is associated with, a member of the audit and risk committee, the transaction must be reviewed and approved by our nominating and governance committee. For information regarding related-party transactions that occurred since January 1, 2021, see the section entitled "Certain Relationships and Related-Party Transactions".

PROXY STATEMENT	17

DIRECTOR COMPENSATION
In the year ended December 31, 2021, no cash compensation was paid to the non-employee members of our board of directors. All compensation paid to Mr. Oppenheimer and Mr. Hug, our employee directors, is set forth below in the section titled “Executive Compensation—Summary Compensation Table”. The following table provides information regarding compensation of our non-employee directors for director service for the year ended December 31, 2021. Other than as set forth in the table and described more fully below, during the year ended December 31, 2021, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the non-employee members of our board of directors. Additionally, in connection with our initial public offering, the board of directors adopted the non-employee director compensation policy described under "Non-Employee Director Cash Compensation" and "Non-Employee Director Equity Grants".
Non-Employee Director Compensation Table
In the year ended December 31, 2021, no cash compensation was paid to the non-employee members of our board of directors. All compensation paid to Mr. Oppenheimer and Mr. Hug, our employee directors, is set forth below in the section titled “Executive Compensation—Summary Compensation Table.” The following table provides information regarding compensation of our non-employee directors for director service for the year ended December 31, 2021. Other than as set forth in the table and described more fully below, during the year ended December 31, 2021, we did not pay any fees to, make any equity awards or non-equity awards to, or pay any other compensation to the non-employee members of our board of directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
William Bryant	—	—	—	—
Bora Chung(2)	—	—	—	—
Laurent Le Moal	—	—	—	—
Nigel Morris(3)	—	749,700	—	749,700
Phillip Riese(4)	—	—	—	—
Ron Shah	—	—	—	—
Margaret Smyth(5)	—	212,970	—	212,970
Charles Stonecipher	—	—	—	—
(1)The amounts reported in the Stock Awards column represent the grant date fair value of the RSUs granted to Mr. Morris and the grant date fair value of the stock options granted to Ms. Smyth during the year ended December 31, 2021, as computed in accordance with FASB Accounting Standards Codification Topic 718. The fair value of each option grant is estimated based on the fair market value of the options on the date of grant using the Black-Scholes option pricing model. The assumptions used in calculating these amounts are set forth Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and incorporated by reference herein.
(2)As of December 31, 2021, Ms. Chung had 69,706 unvested RSUs with respect to an award of 92,941 RSUs of which 23,235 RSUs previously vested and an additional 1/16th vest on each subsequent February 25, May 25, August 25 and November 25 (each, a “Quarterly Vesting Date”) until fully vested.
(3)As of December 31, 2021, Mr. Morris had 28,125 unvested RSUs with respect to an award of 30,000 RSUs and 1,875 shares previously vested on November 25, 2021 and an additional 1/16th vest on each subsequent Quarterly Vesting Date until fully vested.
(4)As of December 31, 2021, Mr. Riese had 63,897unvested RSUs with respect to an award of 92,941 RSUs of which 29,044 RSUs previously vested and an additional 1/16th vest on each subsequent Quarterly Vesting Date until fully vested. Mr. Riese also holds a fully vested stock option to purchase 500,000 shares.
(5)As of December 31, 2021, Ms. Smyth held 46,500 unvested stock options with a strike price of $6.55, vesting 25% on May 17, 2022 and 1/48th vesting monthly thereafter until fully vested.

18	REMITLY GLOBAL, INC.

Non-Employee Director Cash Compensation
Non-employee directors are entitled to receive an annual cash retainer of $35,000, paid quarterly in arrears and pro-rated for partial quarters served, for service on our board of directors and additional annual cash compensation for committee membership as follows:
•Audit and Risk Committee – $20,000 for the chair and $10,000 for each other member;
•Talent and Compensation Committee – $15,000 for the chair and $7,500 for each other member; and
•Nominating and Corporate Governance Committee – $8,000 for the chair and $4,000 for each other member.
In addition, the lead independent director of the board of directors shall receive an additional $16,000. In the event we have a non-executive chairperson of our board of directors, that director shall receive an additional $60,000 (in lieu of any cash compensation for the lead independent director compensation).
Each director may elect to receive all of the cash fees for which they are eligible in the form of RSUs (the “Fee RSUs”), subject to the director’s timely execution of written election form and the terms and conditions of our non-employee director compensation policy, which Fee RSUs will generally vest quarterly over a one-year period (or earlier upon the next annual meeting of our stockholders following the grant date or the consummation of a corporate transaction, as defined in the Remitly Global, Inc. 2021 Equity Incentive Plan, (the "2021 Plan"). The Fee RSUs are separate from the non-employee director equity grants noted below.
Non-Employee Director Equity Grants
Initial Appointment RSU Grant
Each new non-employee director appointed to our board of directors following our initial public offering will be granted restricted stock units (“Initial Appointment RSUs”), on the date of his or her appointment to our board of directors, under our 2021 Equity Incentive Plan, having an aggregate value of $330,000 based on the average daily closing price of our common stock on the Nasdaq Global Select Market in the 10 trading days ending on the day preceding the date of grant. The Initial Appointment RSUs will vest as to one-third of the Initial Appointment RSUs on each of the first three anniversaries following the date of grant so long as the non-employee director continues to provide services to us through such date. In addition, the Initial Appointment RSUs will fully vest upon the consummation of a corporate transaction (as defined in our 2021 Plan).
If an individual is first elected as a non-employee director at an annual meeting of stockholders, he or she will be granted an annual RSU grant, as described below, in lieu of the Initial Appointment RSUs.
Annual RSU Grant
On the date of each annual meeting of stockholders following the completion of this offering, commencing with our 2022 annual meeting of stockholders, each non-employee director who is serving on our board of directors, and will continue to serve on our board of directors following the date of such annual meeting, will automatically be granted restricted stock units (“Annual RSUs”), under our 2021 Plan, having an aggregate value of $165,000 based on the average daily closing price of the common stock on the Nasdaq Global Select Market for the 10 trading days ending on the day preceding the date of grant. The Annual RSUs will fully vest on the earlier of (1) the date of the following year’s annual meeting of stockholders and (2) the date that is one year following the date of grant. In addition, the Annual RSUs will fully vest upon the consummation of a corporate transaction (as defined in our 2021 Plan).

PROXY STATEMENT	19

OWNERSHIP OF COMMON STOCK
Directors and Officers
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2022, referred to in the table below as the "Beneficial Ownership Date," by:
•each beneficial owner of 5% or more of the outstanding shares of our common stock;
•each of our directors and director nominees;
•each of our named executive officers; and
•all directors, director nominees and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or issuable under convertible securities held by that person that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 166,138,369 shares of common stock outstanding as of the Beneficial Ownership Date.
To our knowledge, except as set forth in the footnotes to this table and subject to any applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is c/o Remitly Global, Inc., 1111 Third Avenue, Suite 2100, Seattle WA 98101.

	Shares Beneficially Owned		% Of Total Voting Power
	Class A Common Stock
Name of Beneficial Owner	Number	%
Named Executive Officers and Directors:
Matthew Oppenheimer(1)	7,855,224	4.7%	4.7%
Joshua Hug(2)	4,993,572	3.0%	3.0%
Susanna Morgan(3)	1,322,829	*	*
William Bryant(4)(15)	59,333	*	*
Bora Chung(5)	34,853	*	*
Laurent Le Moal(6)(13)	11,596	*	*
Nigel Morris(7)	1,720,165	1.1%	1.0%
Phillip Riese(8)	540,662	*	*
Ron Shah(9)(14)	12,698	*	*
Margaret Smyth(10)	11,625	*	*
Charles Stonecipher(11)	303,380	*	*
All executive officers and directors as a group (11 persons)(12)	16,865,937	9.9%	9.9%
5% Stockholders:
PayU Fintech Investments B.V.(13)	37,341,745	22.5%	22.5%
Stripes III LP(14)	18,607,453	11.2%	11.2%
Entities affiliated with Threshold Ventures(15)	14,421,913	8.7	8.7%
Generation IM Sustainable Solutions Fund III, L.P.(16)	11,075,871	6.7%	6.7%

20	REMITLY GLOBAL, INC.

(*)Represents beneficial ownership of less than 1% of class.
(1)Represents (a) 5,352,197 shares of common stock and (b) 2,503,027 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022, of which 1,488,332 shares are unvested, early exercisable and, if exercised, subject to repurchase by us.
(2)Represents (a) 4,163,572 shares of common stock, of which 216,667 shares are unvested and subject to repurchase by us as of March 31, 2022, (b) 300,000 shares of common stock held by a family trust, of which Mr. Hug’s spouse is the trustee, and (c) 530,000 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022, of which 489,167 shares are unvested, early exercisable and, if exercised, subject to repurchase by us.
(3)Represents (a) 571,162 shares of common stock and (b) 751,667 shares underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022, of which 290,417 shares are unvested, early exercisable and, if exercised, subject to repurchase by us.
(4)Represents (a) 47,157 shares of common stock and (b) 12,176 shares underlying a restricted stock unit award that vest within 60 days of March 31, 2022.
(5)Represents (a) 29,044 shares of common stock and (b) 5,809 shares underlying a restricted stock unit award that vest within 60 days of March 31, 2022.
(6)Represents (a) 11,596 shares of common stock underlying a restricted stock unit award that vest within 60 days of March 31, 2022.
(7)Represents (a) 1,564,540 shares of common stock held by QED Fund II LP (“QED”), (b) 3,750 shares of common stock, (c) 150,000 shares of common stock underlying options to purchase common stock that are held by QED and are exercisable within 60 days of March 31, 2022, and (d) 1,875 shares of common stock underlying a restricted stock unit award that vest within 60 days of March 31, 2022. QED is managed by QED Partners II LLC. Nigel Morris is the managing partner of QED Investors LLC and QED Partners II, LLC and may be deemed to have voting and dispositive control over the shares held by QED. The address of QED is 405 Cameron Street, Alexandria, Virginia 22314.
(8)Represents (a) 34,853 shares of common stock, (b) 500,000 shares of common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022 and (c) 5,809 shares of common stock underlying a restricted stock unit award that vest within 60 days of March 31, 2022.
(9)Represents (a) 12,698 shares of common stock underlying a restricted stock unit award that vest within 60 days of March 31, 2022.
(10)Represents (a) 11,625 shares of common stock underlying options to purchase common stock that are exercisable within 60 days of March 31, 2022.
(11)Represents (a) 291,204 shares of common stock and (b) 12,176 shares underlying a restricted stock unit award that vest within 60 days of March 31, 2022.
(12)Represents (a) 12,357,479 shares of our common stock held directly and indirectly by our executive officers and directors; (b) 4,446,319 shares of our common stock issuable to them upon exercise of stock options within 60 days of March 31, 2022, of which 2,267,916 shares are unvested and subject to repurchase by us; and (c) 62,139 shares of common stock underlying restricted stock unit awards held directly by them that vest within 60 days of March 31, 2022.
(13)Represents 37,341,745 shares held by PayU Fintech Investments B.V. (“PayU”). PayU is a subsidiary of MIH Fintech Holdings B.V., which in turn is a subsidiary of MIH e-Commerce Holdings B.V., which in turn is a subsidiary of MIH Internet Holdings B.V., which is in turn a subsidiary of Prosus N.V., which is an indirect, majority-owned subsidiary of Naspers Ltd. PayU is controlled by Prosus N.V. and Naspers Ltd., which share voting and dispositive control over the shares held by PayU. Laurent Le Moal, a member of our board of directors, is the Chief Executive Officer of PayU, but has no voting or dispositive control over the shares held by PayU. The address of PayU is Gustav Mahlerplein 5, 1082 MS, Amsterdam, Netherlands.
(14)Represents 18,607,453 shares of common stock held by Stripes III LP (“Stripes LP”). Stripes Holdings, LLC (“Stripes Holdings”) is the managing member of Stripes GP III, LLC (“Stripes GP”), which is the general partner of Stripes LP. Kenneth A. Fox is the managing member of Stripes Holdings and may be deemed to have sole voting and dispositive control over the shares held by Stripes LP. Ron Shah, a member of our board of directors, is a partner at Stripes GP but has no voting or dispositive control over the shares held by Stripes LP. The address for Stripes LP is 402 West 13th Street, 4th Floor, New York, New York 10014.
(15)Represents (a) 12,979,723 shares held by Threshold Ventures I, L.P. (“Threshold L.P.”) and (b) 1,442,190 shares held by Threshold Ventures I Partners Fund, LLC (“Threshold Partners LLC”). Threshold Ventures I General Partner LLC (“Threshold GP LLC”) is the general partner of Threshold L.P. Josh Stein and Andreas Stavropoulos are the managing members of each of Threshold GP LLC and Threshold Partners LLC, and thus may be deemed to have shared voting and dispositive control over the shares held by both Threshold L.P. and Threshold Partners LLC. William Bryant, a member of our board of directors, is a partner of Threshold Ventures, but has no voting or dispositive control over the shares held by Threshold L.P. or Threshold Partners LLC. The address for Threshold Partners LLC is 2882 Sand Hill Road, Suite 150, Menlo Park, California 94025.
(16)Represents 11,075,871 shares held by Generation IM Sustainable Solutions Fund III, L.P. (“Generation III”). Al Gore, David Blood, Lisa Anderson, Mark Ferguson, Esther Gilmore, Alex Marshall, Miguel Nogales and Lila Preston are the members of the management committee, which has voting and dispositive power over the shares held by Generation III. The address for Generation III is PO Box 255 Trafalgar Court, Les Banques, St Peter Port Guernsey, GYI 3QL (c/o 20 Air Street, London, W1B 5AN).

PROXY STATEMENT	21

Prohibition on Hedging
Directors, officers and employees are prohibited by our Insider Trading Policy from engaging in hedging transactions. Hedging or monetization transactions can be accomplished through a number of possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Hedging transactions may permit a director, officer or employee to continue to own our securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as our other stockholders.
Policy on Stock Pledging
Our Insider Trading Policy only permits pledges of our securities by employees, officers and directors with the written pre-approval of our General Counsel. Under that policy, our General Counsel only approves pledges of our securities by directors and officers in amounts consistent with guidelines approved by the nominating and corporate governance committee of board of directors. As of the record date, there are no outstanding pledges by executive officers and directors.

22	REMITLY GLOBAL, INC.

Executive Officers and Key Employees
Executive Officers
Please see the section titled "Proposal 1: Election of Directors" for information relating to Mr. Oppenheimer, Chief Executive Officer, and Mr. Hug, Chief Operating Officer, who both also serve on the board of directors.
Susanna Morgan, 52, has served as our Chief Financial Officer since August 2018. Ms. Morgan previously served as the SVP, Finance and Investor Relations at Apptio, Inc., a SaaS provider of technology business management solutions, from July 2015 to August 2018. Prior to that, Ms. Morgan served as SVP of Finance at Concur Technologies, Inc., a travel and expense software company, from May 2013 to June 2015, and as SVP at Vertafore, Inc., an insurance technology provider, from July 2007 to September 2012. Ms. Morgan previously served in Corporate Development leadership roles at Charles Schwab Corporation, a multinational financial services company, and Oracle, a multinational technology company, after beginning her career in strategy consulting. Ms. Morgan holds an M.B.A. from Harvard Business School, an M.A. in International Policy Studies from Stanford University, and a B.A. in Quantitative Economics from Stanford University.
Key Employees
Robert Kaskel, 48, has served as our Chief People Officer since April 2022 and previously served as our EVP, People from May 2021 to April 2022. Prior to joining Remitly, Dr. Kaskel served as Director, People Experience & Technology at Amazon.com, Inc., a multinational e-commerce company, in Finance and Global Business Services from June 2020 to May 2021, and as Director, Consumer People Analytics at Amazon.com, Inc. from December 2017 to June 2020, as well as other roles at Amazon.com, Inc. since February 2013. Prior to Dr. Kaskel’s roles at Amazon.com, Inc., he held previous managerial roles at Microsoft Corporation, a multinational technology company, and Mattel, Inc., a toy manufacturing company. Dr. Kaskel holds a Ph.D. and M.A. in Organizational Psychology from the California School of Professional Psychology, as well as a B.A. in Psychology from California State University, Long Beach.
Nick Moiseff, 39, has served as VP, North America at Remitly since February of 2022, and previously served in various leadership roles across the company since April 2015. Prior to joining Remitly, Nick served as a Senior Product Manager at Amazon.com, Inc. in the Transaction Risk Management Systems group. Nick holds an M.B.A. from San Diego State University and a B.A./B.S. in Electrical Engineering from the University of San Diego.
Ankur Sinha,38, has served as our Chief Technology Officer since February 2022. Prior to joining Remitly, Mr. Sinha served as Engineering Director for Google LLC., a subsidiary of Alphabet Inc., an information technology company, Senior Director, Engineering for Microsoft Corporation, a multinational technology corporation, as well as other roles at Microsoft Corporation. Mr. Sinha was also co-founder and CTO of Indian startup RA Systems. Mr. Sinha holds a B.S. in Information Technology from Dr APJ Abdul Kalam University.
Pankaj Sharma, 36, has served as our EVP International since Dec 2021, VP Business Management from April 2021 to November 2022, and as Director Business Management from January 2018 to April 2021. Prior to joining Remitly, Mr. Sharma served in various roles for Lebara from 2014 to 2018 as well as consulting roles at KPMG, The Louis Berger Group, and Ernst & Young. Mr. Sharma holds a Bachelor of Technology degree in Chemical Engineering from the Indian Institute of Technology Bombay (IIT Bombay) and an MBA from the London Business School.

PROXY STATEMENT	23

Saema Somalya, 45, has served as our General Counsel since December 2020. Prior to joining Remitly, Ms. Somalya served as SVP, Deputy General Counsel (Corporate) and Assistant Secretary for Fifth Third Bancorp and Fifth Third Bank, N.A., a bank, from May 2016 to November 2020 and as SVP, General Counsel and Corporate Secretary for Warren Resources, Inc., an energy company, from February 2014 to January 2016. From April 2009 to January 2014, Ms. Somalya served as Senior Legal Director and Corporate Counsel to PepsiCo, Inc., a multinational food, snack, and beverage corporation. Ms. Somalya holds a J.D. from Yale Law School and a B.A. in International Relations and Affairs from Yale University.
René Yoakum, 63, has served as our EVP Customer & Culture since April 2022 and previously served as Chief Customer and People Officer from May 2019 to April 2022 and as Chief Customer Officer from July 2018 to March 2019. Prior to joining Remitly, Ms. Yoakum served as VP Customer Service and Support for Pearson Education, Inc., an education publishing and assessment company, from June 2016 to June 2018, and in various positions at Microsoft Corporation, a multinational technology company, from September 1997 to May 2016, including most recently as GM, Global Consumer Support from June 2011 to May 2016. Ms. Yoakum holds a Post Graduate Marketing Certificate from Chartered Institute of Marketing and a B.A. in Mathematics and Computer Science from Pacific Lutheran University.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that our officers, directors and 10% stockholders file reports of ownership and changes of ownership of our Class A common stock with the SEC and Nasdaq. Based on a review of copies of these reports provided to us and written representations from officers and directors, we believe that all filing requirements were timely met during 2021.

24	REMITLY GLOBAL, INC.

EXECUTIVE COMPENSATION
As an "emerging growth company," we have opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies," as such term is defined in the rules promulgated under the Securities Act. These rules require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. These officers are referred to as our named executive officers ("NEOs"). Our NEOs for 2021 consist of the following three individuals:
•Matthew Oppenheimer, our Chief Executive Officer and Chairman of the board of directors;
•Joshua Hug, our Chief Operating Officer and member of the board of directors; and
•Susanna Morgan, our Chief Financial Officer.
In 2021, the talent and compensation committee discussed executive compensation and determined that it was appropriate to grant stock options to each of our NEOs and to make minor adjustment's to each NEO's base salary. The talent and compensation committee based its decisions on a review of available market information as well as Remitly's total compensation philosophy. The total compensation philosophy is designed to reward employees who embrace and strengthen our culture, who have a forward looking outlook with Remitly, and who take ownership to deliver results that matter for the long-term. This philosophy provides the framework for our overall compensation program, which includes cash base salary, emphasis on long-term equity, and competitive benefits that align to our values and mission.
During 2021, management and the talent and compensation committee retained Compensia, Inc., a compensation consulting firm (“Compensia”), as its independent consultant to provides advice and resources to help the committee assess the effectiveness of our executive compensation strategy and program. The talent and compensation committee has assessed the independence of Compensia pursuant to the applicable Nasdaq listing standards and SEC rules and concluded that Compensia is independent and that Compensia’s work for the committee does not raise any conflict of interest.

PROXY STATEMENT	25

Summary Compensation Table
The table below sets forth the annual compensation earned by our NEOs for the years ended December 31, 2020 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Matthew Oppenheimer Chairman and Chief Executive Officer	2021	290,000	—	—	8,383,750	—	3,065(3)	8,676,815.00
	2020	285,000(2)	—	—	—	—	3,565(3)	288,565
Joshua Hug Chief Operating Officer	2021	290,000	—	—	5,010,850	—	7,754(4)	5,308,604.00
	2020	287,500	—	—	—	—	8,274(4)	295,774
Susanna Morgan Chief Financial Officer	2021	290,000	—	—	948,735	—	1,750(5)	1,240,485
	2020	287,500	—	—	—	—	2,160(5)	289,660
(1)The amounts reported reflect the grant date fair value of the stock options granted to the named executive officers during the year ended December 31, 2021, as computed in accordance with ASC 718. The fair value of each option grant is estimated based on the fair market value on the date of grant using the Black-Scholes option pricing model. The assumptions that we used to calculate these amounts are discussed in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and incorporated by reference herein. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No awards were granted during the year ended December 31, 2020.
(2)Represents salary of $281,667 reflected in the Company's Form S-1/A filed on September 22, 2021 in addition to $3,333 salary paid to Mr. Oppenheimer in 2020.
(3)For 2021, this amount represents $2,065 in life insurance premiums paid on Mr. Oppenheimer’s behalf and a $1,000 contribution to Mr. Oppenheimer’s 401(k). For 2020, this amount represents $2,065 in life insurance premiums paid on Mr. Oppenheimer’s behalf, a $1,000 contribution to Mr. Oppenheimer’s 401(k), and a $500 stipend paid to employees to purchase home office equipment in light of the COVID-19 pandemic.
(4)For 2021, this amount represents $5,254 in life insurance premiums paid on Mr. Hug’s behalf, a $1,500 contribution to Mr. Hug's Health Savings Account, and a $1,000 contribution to Mr. Hug’s 401(k). For 2020, This amount represents $5,454 in life insurance premiums paid on Mr. Hug’s behalf, a $1,320 contribution to Mr. Hug’s Health Savings Account, a $1,000 contribution to Mr. Hug’s 401(k), and a $500 stipend paid to employees to purchase home office equipment in light of the COVID-19 pandemic.
(5)For 2021, this amount represents a $750 contribution to Ms. Morgan's Health Savings Account and a $1,000 contribution to Ms. Morgan's 401(k). For 2020, this amount represents a $660 contribution to Ms. Morgan’s Health Savings Account, a $1,000 contribution to Ms. Morgan’s 401(k), and a $500 stipend paid to employees to purchase home office equipment in light of the COVID-19 pandemic.

26	REMITLY GLOBAL, INC.

Executive Compensation
Outstanding Equity Awards at Fiscal Year-End
The table below sets forth the outstanding equity awards held by the NEOs as of December 31, 2021.

	Option Awards						Stock Awards
Name	Option/Stock Award Grant Date(1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Matthew Oppenheimer	7/13/2018	(3)	743,533	959,494	1.70	7/13/2028	—	—
	5/11/2021	(4)	—	375,000	6.55	5/11/2031	—	—
	8/12/2021	(5)	—	425,000	14.11	8/12/2031	—	—
Joshua Hug	7/13/2018	(6)	—	—	—	—	266,667	5,498,674
	5/11/2021	(7)	26,250	43,750	6.55	5/11/2031	—	—
	5/11/2021	(4)	—	225,000	6.55	5/11/2031	—	—
	8/12/2021	(5)	—	235,000	14.11	8/12/2031	—	—
Susanna Morgan	8/31/2018	(8)	346,666	183,334	1.70	7/13/2028	—	—
	5/11/2021	(9)	—	221,667	6.55	5/11/2031	—	—
(1)All of the outstanding equity awards were granted under the 2011 Plan.
(2)The market value of unvested stock awards is based on the closing market price of our Common Stock on December 31, 2021 of $20.62.
(3)This amount reflects the remaining unexercised and unvested shares subject to an option granted to Mr. Oppenheimer following Mr. Oppenheimer’s early exercise of 800,000 shares. Subject to Mr. Oppenheimer’s continued service through each vesting date, the shares underlying the stock option vest as follows: with a vesting commencement date of April 1, 2018, (a) 10% of the shares subject to the option vested monthly during the first year following the vesting commencement date; (b) 15% of the shares subject to the option vested monthly during the year following the second anniversary of the vesting commencement date; (c) 20% of the shares subject to the option vested monthly during the year following the third anniversary of the vesting commencement date; (d) 25% of the shares subject to the option shall vest monthly during the year following the fourth anniversary of the vesting commencement date; and (e) 30% of the shares subject to the option shall vest monthly during the year following the fifth anniversary of the vesting commencement date.
(4)The option vests as to 1/11th of the total shares on May 1, 2023 and then 1/11th of the total shares vest monthly thereafter, with 100% of the total shares vested on March 1, 2024, subject to Mr. Oppenheimer and Mr. Hug's continued service through each vesting date. The option provides for an early-exercise provision and is exercisable as to unvested shares, subject to the issuer's right of repurchase.
(5)The option vests as to 1/12th of the total shares on April 1, 2024 and then 1/12th of the total shares vest monthly thereafter, with 100% of the total shares vested on March 1, 2025, subject to Mr. Oppenheimer and Mr. Hug's continued service through each vesting date. The option provides for an early-exercise provision and is exercisable as to unvested shares, subject to the Company's right of repurchase.
(6)This amount represents shares acquired upon the early exercise of a stock option award that remains subject to vesting conditions and forfeiture. Subject to Mr. Hug’s continued service through each vesting date, 16,666 shares vest monthly, subject to the Company's right of repurchase in the event of Mr. Hug’s termination of services.
(7)The option vested as to 1/24th of the total shares on April 1, 2021 and then 1/24th of the total shares vested or will vest monthly thereafter, with 100% of the total shares vested on March 1, 2023, subject to Mr. Hug's continued service through each vesting date. The option provides for an early-exercise provision and is exercisable as to unvested shares, subject to the Company's right of repurchase.
(8)The option vested as to 1/4 of the total shares on August 22, 2019 and an additional 1/48th of the shares vested or will vest each month thereafter, subject to Ms. Morgan’s continued service through each vesting date.
(9)The option vests as to 1/19th of the total shares on September 1, 2022 and then 1/19th of the total shares vest monthly thereafter, with 100% of the total shares vested on March 1, 2024, subject to Ms. Morgan's continued service through each vesting date. The option provides for an early-exercise provision and is exercisable as to unvested shares, subject to the Company's right of repurchase.

PROXY STATEMENT	27

Employment Agreements
In September 2021, we entered into amended and restated offer letters with each of our NEOs, Mr. Oppenheimer, Mr. Hug, and Ms. Morgan. Each offer letter:
•provides that the NEO will receive an annual base salary
•provides that the NEO is eligible to participate in our employee benefit plans to the extent the NEO meets eligibility requirements;
•states that the NEO is an at-will employee;
•states that the NEO does not have a fixed employment term.
Any potential payments and benefits due upon a termination of employment or a change in control are further described below in the section titled “Potential Payments Upon Termination or Change in Control.”

28	REMITLY GLOBAL, INC.

Executive Compensation
Potential Payments upon Termination or Change in Control
In September 2021, we entered into Change in Control and Severance Agreements with each of our NEOs, which agreements became effective on September 22, 2021. These agreements provide for benefits upon either a termination by us of the executive officer's employment without “cause” or a resignation by the executive officer for “good reason” (each as defined in the Change in Control and Severance Agreement); provided, however that Ms. Morgan is not entitled to good reason protection outside of the change in control period (defined below). We refer to either of these terminations as a “qualifying termination.” The benefits provided under the Change in Control and Severance Agreements vary depending on whether the executive officer is subject to a qualifying termination within a period commencing three months prior to a “change in control” (as defined in the Severance and Change in Control Agreement) and ending 12 months following such change of control, which period we refer to as the “change in control period.”
If a qualifying termination occurs prior to or after the change of control period, subject to the executive officer's timely execution and non-revocation of a release of claims, the executive officer will be entitled to:
•A lump sum cash payment equal to 12 months’ base salary in the case of Mr. Oppenheimer and Mr. Hug and 6 months’ base salary in the case of Ms. Morgan, in each case payable no later than the first regular payroll date occurring after the 60th day following the termination and subject to applicable withholdings;
•If the named executive officer elects to continue his or her health insurance coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, or COBRA, payment of the premiums for the named executive officer’s continued health insurance (or equivalent taxable cash payment, if applicable law so requires) for up to 12 months in the case of Mr. Oppenheimer and Mr. Hug and up to 6 months in the case of Ms. Morgan; and
•In the case of Mr. Oppenheimer and Mr. Hug, 25% of the executive’s then-unvested and outstanding equity awards will accelerate and become vested and, as applicable, exercisable (with any unearned performance-based awards to be deemed earned based on actual performance or, if not determinable, on 100% of target, unless otherwise set forth in an award agreement).
If a qualifying termination occurs during the change of control period, subject to the named executive officer's timely execution and non-revocation of a release of claims, the named executive officer will be entitled to:
•A lump sum cash payment of 18 months’ base salary in the case of Mr. Oppenheimer and Mr. Hug and 12 months’ base salary in the case of Ms. Morgan, in each case payable no later than the first regular payroll date occurring after the 60th day following the termination and subject to applicable withholdings;
•150% of the executive’s annual target bonus in the case of Mr. Oppenheimer and Mr. Hug and 100% of the executive’s annual target bonus in the case of Ms. Morgan, in each case payable no later than the first regular payroll date occurring after the 60th day following the termination and subject to applicable withholdings;
•If the named executive officer elects to continue his or her health insurance coverage under COBRA, payment of the premiums for continued health insurance (or equivalent cash payment, if applicable law so requires) for up to 18 months in the case of Mr. Oppenheimer and Mr. Hug and up to 12 months in the case of Ms. Morgan; and
•100% of each of the named executive officer’s then-outstanding and unvested equity awards will accelerate and become vested and, as applicable, exercisable (with any unearned performance-based awards to be deemed earned based on actual performance or, if not determinable, on 100% of target, unless otherwise set forth in an award agreement).
The Change in Control and Severance Agreements will be in effect for three years from the effective date in the case of Mr. Oppenheimer and Mr. Hug, and two years from the effective date in the case of Ms. Morgan, in each case unless renewed, or earlier terminated, subject to certain limitations.

PROXY STATEMENT	29

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2021, each of which was approved by our stockholders. These plans include the 2011 Plan and the 2021 Plan and our Employee Stock Purchase Plan ("ESPP"), as further described below.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(3)
Equity Compensation Plans Approved By Stockholders	26,883,553	$3.70	27,099,005
Total	26,883,553		27,099,005
(1)Consists of options and restricted stock units granted to purchase common stock under the 2011 and 2021 equity Plans. Excludes potential shares to be issued under our ESPP.
(2)Excludes restricted stock awards and units because they have no exercise price.
(3)Consists of shares of common stock available for issuance under our 2011 and 2021 Plans, as well as 4,940,182 shares available for issuance under our ESPP.

30	REMITLY GLOBAL, INC.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
We describe below transactions since January 1, 2021 in which we were a party, are or will be a participant, in which the amounts involved exceeded or will exceed $120,000 and any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock had a direct or indirect material interest. Other than as described below, there have not been any such transactions other than compensation arrangements, which are described under "Director Compensation" and “Executive Compensation.”
Private Placement
In September 2021, PayU Fintech Investments B.V., a beneficial owner of more than 5% of our capital stock, purchased 581,395 shares of our common stock with an aggregate purchase price of approximately $25.0 million at a price per share equal to the initial offering price in our initial public offering.
Series F Convertible Preferred Stock Financing
Between July 2020 and March 2021, we sold an aggregate of 9,622,110 shares of our Series F convertible preferred stock at a purchase price of $9.1456 per share for an aggregate purchase price of approximately $88.0 million. Each share of our Series F convertible preferred stock converted automatically into one share of our common stock immediately prior to the completion of the initial public offering in September 2021.
The purchasers of our Series F convertible preferred stock are entitled to specified registration rights pursuant to the Seventh Amended and Restated Investors' Rights Agreement.
The following table summarizes the Series F convertible preferred stock purchased by affiliates of members of our board of directors and holders of more than 5% of our outstanding capital stock:

Name of Stockholder	Shares of Series F Convertible Preferred Stock	Total Purchase Price
PayU Fintech Investments B.V.	5,750,465	52,499,997
Stripes III LP	475,179	4,345,797
Entities affiliated with Threshold Ventures	27,335	249,995
Generation IM Sustainable Solutions Fund III, L.P.	1,640,132	14,999,991
Loans to our Founders
In October 2018, in connection with the partial exercise of a stock option award granted under the 2011 Equity Incentive Plan (the "2011 Plan"), we loaned Matthew Oppenheimer, our Chief Executive Officer and Chairman, $1.36 million at an interest rate of 2.83%. As collateral for the loan, an aggregate of 800,000 shares of our common stock beneficially owned by Mr. Oppenheimer were pledged to us pursuant to a stock pledge agreement dated October 7, 2018. The loan was repaid in full on August 23, 2021, prior to the first public filing a registration statement in respect of our initial public offering.
In October 2018, in connection with the exercise of a stock option award granted under the 2011 Plan, we loaned Joshua Hug, our Chief Operating Officer and director, $1.7 million at an interest rate of 2.83%. As collateral for the loan, an aggregate of 1,000,000 shares of our common stock beneficially owned by Mr. Hug were pledged to us pursuant to a stock pledge agreement dated October 7, 2018. The loan was repaid in full on August 23, 2021.

PROXY STATEMENT	31

Indemnification Agreements with our Directors and Officers
We have entered into indemnification agreements with each of our directors and our named executive officers. The indemnification agreements, our amended and restated certificate of incorporation, and our restated bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law. Subject to very limited exceptions, our restated bylaws will also require us to advance expenses incurred by our directors and officers.

32	REMITLY GLOBAL, INC.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit and risk committee of board of directors has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. We are asking our stockholders to ratify the selection of PwC as our independent registered public accounting firm. Although ratification is not required by our Bylaws or otherwise, we are submitting the election of PwC to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders' views on our independent registered public accounting firm. In the event that our stockholders fail to ratify the selection, the audit and risk committee will review its future selection of independent auditors. Even if our stockholders ratify the selection, our audit and risk committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit and risk committee believes that such a change would be in the best interest of the Company and its stockholders. Representatives of PwC are expected to be present at the Annual Meeting, and they will have the opportunity to make a statement if they so desire and to respond to appropriate questions.
The following table presents fees for professional audit services and other services provided to the Company by PwC for the fiscal years ended December 31, 2021 and 2020 (in thousands):

	2021	2020
Audit Fees (1)	$1,569	$792
Audit-Related Fees (2)	722	1
Tax Fees (3)	151	279
All Other Fees (4)	5	3
(1)"Audit fees" consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)“Audit-Related Fees”consist of fees for assurance and related services that are reasonably associated with the performance of the audit or review of our consolidated financial statements or internal control over financial reporting and are not included in “Audit Fees.” This category primarily consists of fees for services provided in connection with our initial public offering in 2021.
(3)“Tax Fees” are fees for tax services, including transfer pricing services, tax compliance, and consultation on tax matters.
(4)"All Other Fees" are fees for permitted services performed by PwC that do not meet the “Audit Fees,” “Audit-Related Fees” or “Tax Fees” category description. These services primarily include fees for consulting services, compliance-related services and software licenses.

PROXY STATEMENT	33

AUDIT AND RISK COMMITTEE REPORT
With respect to the Company's financial reporting process, the Company's management is responsible for establishing and maintaining internal controls and preparing the Company's consolidated financial statements. The Company's independent registered public accounting firm, PwC, is responsible for auditing these financial statements. It is the responsibility of the audit and risk committee to oversee these activities. The audit and risk committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.
We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2021 with the Company's management and with PwC, including the results of the independent registered public accounting firm's audit of the Company's financial statements. The audit and risk committee provides our board of directors with the information and materials the audit and risk committee deems necessary to make our board of directors aware of financial matters requiring the attention of our board of directors. The audit and risk committee also meets in executive sessions, without the presence of the Company’s management, with PwC. The audit and risk committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the Securities and Exchange Commission.
The audit and risk committee has received written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding the independent accountant's communications with the audit and risk committee concerning independence, and has discussed with PwC its independence.
Based on our review of the matters noted above and our discussions with the Company's management and independent registered public accountants, we recommended to our board of directors that the audited consolidated financial statements for the year ended December 31, 2021 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 for filing with the Securities and Exchange Commission.

Margaret Smyth (Chair) William Bryant Charles Stonecipher
Pre-Approval Policies and Procedures
Pursuant to the charter of the audit and risk committee and the requirements of law, the audit and risk committee pre-approves all audit and permitted non-audit services that may be provided by our independent registered public accounting firm. This pre-approval applies to audit services, audit-related services, tax services and other services. In some cases, the full audit and risk committee provides pre-approval for specific services, subject to a specific dollar threshold. In other cases, the chairperson of the audit and risk committee has the delegated authority from the audit and risk committee to pre-approve services up to a specific dollar threshold, and the chairperson then reports such pre-approvals to the full audit and risk committee at its next meeting. For the fiscal year ended December 31, 2021 all fees paid to PwC have been approved by the audit and risk committee.

The Board recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

34	REMITLY GLOBAL, INC.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
Stockholders can access our Annual Report, which includes our Form 10-K for the year ended December 31, 2021, and other financial information, on our website at http://www.ir.remitly.company. Alternatively, stockholders can request a paper copy of the Annual Report by writing to: Remitly Global, Inc. 1111 3rd Ave, #2100, Seattle, WA Attention: Corporate Secretary.

PROXY STATEMENT	35

OTHER BUSINESS
Our board of directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the proxy card will have discretion to vote the shares represented by proxy in accordance with their own judgment on such matters.
It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. We urge you to vote by telephone, by Internet or by executing and returning the proxy card at your earliest convenience.

36	REMITLY GLOBAL, INC.